Exhibit 10.4

ASSUMPTION AGREEMENT

THIS ASSUMPTION AGREEMENT (this “Agreement”) is dated as of November 10, 2016, and made by EQC Operating Trust, a Maryland real estate investment trust (“EQC Operating”), in favor of Equity Commonwealth, a Maryland real estate investment trust (“Equity Commonwealth”).

RECITALS

A.            EQC Operating is a wholly-owned subsidiary of Equity Commonwealth.  Equity Commonwealth is contributing all or substantially all of its assets to EQC Operating, of which Equity Commonwealth is the sole unitholder, so that Equity Commonwealth can operate as an “umbrella partnership real estate investment trust” (the “Restructuring”).

B.            Equity Commonwealth is party to that certain Indenture, dated as of July 9, 1997 (the “Indenture”), between Equity Commonwealth and U.S. Bank National Association, as successor to State Street Bank and Trust Company, as Trustee (the “Trustee”), relating to Equity Commonwealth’s issuance, from time to time, of various series of debt securities.

C.            Equity Commonwealth currently has outstanding the debt securities set forth on Exhibit A attached hereto (the “Outstanding Notes”).

D.            In connection with the Restructuring and in consideration for the contribution by Equity Commonwealth of all or substantially all of its assets to EQC Operating in the Restructuring, EQC Operating has agreed, as between Equity Commonwealth and EQC Operating, to assume the indebtedness of Equity Commonwealth represented by the Outstanding Notes.

E.            The purpose of this Agreement is to evidence the assumption by EQC Operating of the indebtedness of Equity Commonwealth represented by the Outstanding Notes.

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, EQC Operating hereby agrees with and for the benefit of Equity Commonwealth from time to time as follows:

1.                                      Assumption

(a)           As between Equity Commonwealth and EQC Operating, EQC Operating hereby unconditionally and expressly assumes the due and punctual performance of all payment obligations (the “Indebtedness Payment Obligations”) of Equity Commonwealth under and in respect of the indebtedness represented by the Outstanding Notes, including, without limitation, the payment of all principal, interest, any yield maintenance premium or other prepayment charge in respect of such indebtedness, costs of enforcement of the rights of the holders of such indebtedness and other charges, fees and costs arising out of or related to such indebtedness (collectively, the “Indebtedness”), all to the same extent and with the same effect as if EQC Operating had originally executed all agreements, instruments and other documents evidencing, arising out of or related to such Indebtedness (collectively, and as amended from time to time, the “Documents”) and had been named as an additional original obligor therein in respect of the Indebtedness.

(b)           EQC Operating shall satisfy the Indebtedness Payment Obligations by making payments (i) directly to the holders of the Indebtedness (or any trustee acting on behalf of such holders) in accordance with the Indenture or (ii) directly to Equity Commonwealth, as instructed by Equity

Commonwealth from time to time as reimbursement in the event Equity Commonwealth has been required to make any payments to the holders (or any trustee acting on behalf of such holders).

(c)           EQC Operating acknowledges and agrees that no occurrence or circumstance occurring after the date of this Agreement shall cause a reduction in EQC Operating’s obligations to Equity Commonwealth under this Agreement, other than the subsequent payment by EQC Operating in cash of the Indebtedness.

2.                                      Assumption Absolute

EQC Operating’s obligations under this Agreement shall in all respects be continuing, absolute, unconditional and irrevocable, and shall remain in full force and effect until all of the Indebtedness has been paid in full.  EQC Operating agrees that the Indebtedness will be paid strictly in accordance with the terms of each of the Documents, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of Equity Commonwealth with respect thereto.  The liability of EQC Operating under this Agreement shall be absolute, unconditional and irrevocable irrespective of:

(a)           any change in the time, manner, or place of payment of, or in any other term of, the Indebtedness or any of the Documents or any other extension, compromise or renewal of the Indebtedness;

(b)           any reduction, limitation, impairment or termination of the Indebtedness for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to (and EQC Operating hereby waives any right to or claim of) any defense or setoff, counterclaim, recoupment, or termination whatsoever by reason of the invalidity, illegality, irregularity, compromise, unenforceability of, or any other event or occurrence affecting, the Indebtedness;

(c)           any amendment to, rescission, waiver or other modification of, or any consent to departure from, any of the terms of any of the Documents;

(d)           any addition, exchange, release, surrender or non-perfection of any collateral, or any amendment to or waiver or release or addition of, or consent to departure from, any guaranty, securing any of the Indebtedness; or

(e)           any other circumstance which might otherwise constitute a defense available to, or a legal or equitable discharge of, Equity Commonwealth or EQC Operating.

3.                                      Continued Liability

Notwithstanding the assumption by EQC Operating of the Indebtedness of Equity Commonwealth pursuant to Section 1(a), as between Equity Commonwealth and the holders of the Indebtedness, Equity Commonwealth shall continue to be the primary obligor with respect to the Indebtedness and Equity Commonwealth shall not be released from its obligations under the Indebtedness as a result of this Agreement.  In no event shall this Agreement be construed to constitute an assignment or transfer of any of the rights or obligations of Equity Commonwealth under the Documents.

4.                                      Representations and Warranties

EQC Operating represents, warrants and affirms as follows:

(a)           EQC Operating is a real estate investment trust duly organized and validly existing under the laws of the state of Maryland with all requisite power and authority to own and operate its properties, to conduct its business as proposed to be conducted and to enter into and perform its obligations under this Agreement.

(b)           This Agreement constitutes a legal, valid and binding obligation of EQC Operating enforceable against it in accordance with its terms.

5.                                      Binding Effect, Etc.

This Agreement shall be binding upon EQC Operating and its successors and assigns and shall inure to the benefit of Equity Commonwealth and its successors and assigns; provided, however, that EQC Operating may not assign any of its obligations or rights under this Agreement.  Equity Commonwealth is the intended beneficiary of the obligations of EQC Operating under this Agreement and shall be entitled to commence and pursue any action or proceeding against EQC Operating with respect to EQC Operating’s obligations under this Agreement.

6.                                      Amendments

This Agreement may not be amended, supplemented, modified or otherwise terminated without the prior written consent of Equity Commonwealth and EQC Operating.

7.                                      Counterparts

This Agreement may be executed by one or more of the parties to this Agreement in any number of separate counterparts, each of which, when so executed, shall be deemed an original, and all of said counterparts taken together shall be deemed to constitute but one and the same instrument.

8.                                      Severability

The illegality or unenforceability of any provision of this Agreement shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement.

9.                                      Headings

Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

10.                               No Waiver; Remedies

No failure on the part of Equity Commonwealth to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.  The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

11.                               Governing Law; Jurisdiction

(a)                                 THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF MARYLAND, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES.

(b)                                 ANY LEGAL ACTION OR PROCEEDINGS WITH RESPECT TO THIS AGREEMENT OR ANY OF THE DOCUMENTS MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE OF MARYLAND, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EQC OPERATING CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS.  EQC OPERATING IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NONCONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY OF THE DOCUMENTS RELATED HERETO OR THERETO.  NOTHING HEREIN SHALL AFFECT THE RIGHT OF OBLIGOR TO COMMENCE PROCEEDINGS OR BRING ANY ACTION OR OTHERWISE PROCEED AGAINST EQC OPERATING IN ANY COURT OF ANY OTHER JURISDICTION.

12.                               Waiver of Jury Trial

EQC OPERATING WAIVES ITS RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY OBLIGOR AGAINST EQC OPERATING, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE.  EQC OPERATING AGREES THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY.  WITHOUT LIMITING THE FOREGOING, EQC OPERATING FURTHER AGREES THAT ITS RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR ANY PROVISION HEREOF.  THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT.

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IN WITNESS WHEREOF, the undersigned has caused this Agreement to be duly executed and delivered on the date first above written.

EQC OPERATING TRUST

By:	/s/ Orrin S. Shifrin
Orrin S. Shifrin
Executive Vice President, General Counsel and Secretary

ACKNOWLEDGED AND AGREED TO BY:

EQUITY COMMONWEALTH

By:	/s/ Adam S. Markman
Adam S. Markman
Executive Vice President, Chief Financial Officer and Treasurer

Exhibit A

Outstanding Notes

Type	Issue Date	Maturity Date	Rate	Original Principal	Balance
Senior notes	6/25/2007	6/15/2017	6.25%	$250,000,000.00	$250,000,000.00
Senior notes	9/18/2007	1/15/2018	6.65%	$250,000,000.00	$250,000,000.00
Senior notes	9/17/2010	9/15/2020	5.88%	$250,000,000.00	$250,000,000.00
Senior notes	7/25/2012	8/1/2042	5.75%	$175,000,000.00	$175,000,000.00